UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 2, 2021

_______________________________

CLEARFIELD, INC.

(Exact name of registrant as specified in its charter)

_______________________________

Minnesota	000-16106	41-1347235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7050 Winnetka Avenue North, Suite 100

Brooklyn Park, Minnesota 55428

(Address of Principal Executive Offices) (Zip Code)

(763) 476-6866

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CLFD	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Items under Sections 1, 3, 4, and 6 through 8 are not applicable and therefore omitted.

Item 2.02. Results of Operations and Financial Condition.

On November 4, 2021, Clearfield, Inc. (the “Company”) issued a press release announcing the results of its fourth quarter and fiscal year ended September 30, 2021. A copy of that press release is furnished hereto as Exhibit 99.1 and is hereby incorporated by reference. Also furnished hereto as Exhibit 99.2 is the slide presentation used by Cheryl Beranek, the Company’s President and Chief Executive Officer, and Daniel Herzog, the Company’s Chief Financial Officer, during the live webcast of a telephone conference relating to the fourth quarter and fiscal year ended September 30, 2021 results.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

FY 2021 Cash Bonus Program

On December 10, 2020, the Board of Directors of the Company approved a cash bonus program for fiscal year 2021 for company employees (the “2021 Bonus Program”) that was recommended by the Company’s Compensation Committee. The current executive officers (the “Executives”) that participated in the 2021 Bonus Program are: Cheryl Beranek, Chief Executive Officer; John Hill, Chief Operating Officer; and Daniel Herzog, Chief Financial Officer.

Under the 2021 Bonus Program, the Compensation Committee determined three performance goals relating to the Company’s revenue for fiscal year 2021, as well as the cash bonus that each Executive could earn as a percentage of her or his base salary for achievement of each of the three performance goals. Additionally, under the 2021 Bonus Program, the Compensation Committee determined that for the purpose of determining revenue achievement above the first level of revenue performance, the achievement of gross profit percentage in excess of a minimum amount set by the Compensation Committee would increase the revenue deemed achieved by the Company for fiscal year 2021 based on a formula.

On November 2, 2021, the Compensation Committee determined that the Company’s 2021 revenue resulted in achievement exceeding the highest revenue performance goal determined by the Compensation Committee and the gross profit percentage also exceeded the minimum amount set by the Compensation Committee. On November 2, 2021, the Compensation Committee approved payouts to the Executives under the 2021 Bonus Program of 255.0% of the base salary of Ms. Beranek and Mr. Hill, or $922,000 for each, and 127.0% of the base salary for Mr. Herzog, or $306,000.

FY 2022 Base Salaries

On November 2, 2021, the Board of Directors of Company approved, based on the recommendation of the Compensation Committee, increases in the annual base salaries of the Executives for fiscal year 2022 to the following amounts: Cheryl Beranek, Chief Executive Officer, $374,414, or a 3.5% increase; John Hill, Chief Operating Officer, $374,414, or a 3.5% increase; and Daniel Herzog, Chief Financial Officer, $248,433, or a 3.5% increase.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are being furnished herewith:

99.1	Press release dated November 4, 2021
99.2	Presentation for November 4, 2021 Live Webcast of Telephone Conference
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARFIELD, INC.

Date: November 4, 2021	By:	/s/ Cheryl Beranek
Cheryl Beranek
Chief Executive Officer